Changes in Registrant's Certifying Accountant

1. On October 26, 1998, Registrant by action of its Board of Trustees dismissed McGladrey
& Pullen, LLP as the Registrant's
independent accountants.

2.  During the Registrant's two most recent
fiscal years ended April 30, 1998 and 1997, McGladrey & Pullen, LLP's reports on the
Registrant's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

3.  During the Registrant's two most recent
fiscal years ended April 30, 1998 and
1997 and the interim period (commencing
April 30, 1998 and ending October 26,
1998), there were no disagreements with
McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey
& Pullen, LLP, would have caused it
to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years.

4.  During the Registrant's two most recent
fiscal years and the subsequent interim period ended October 26, 1998, there were no events of the kind described in Item 304 (a) (1) (v) of Regulation S-K under the Securities Exchange
Act of 1934, as amended.

5. On October 26, 1998, the Registrant by action of its Board of Trustees engaged KPMG Peat
Marwick LLP as its principal accountants to audit the Registrant's financial statements for the fiscal year ending April 30, 1999.
During the Registrant's two most recent fiscal years and the subsequent interim period, neither
Registrant nor anyone on its behalf has consulted
KPMG Peat Marwick LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or
(ii) concerned the subject matter of a disagreement
(as defined in paragraph (a) (1) (iv) of Item 304 of regulation S-K) or reportable event (as described in paragraph (a) (1) (v) of said Item 304).

6. The Registrant has requested McGladrey & Pullen, LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether McGladrey & Pullen,
LLP agrees with the statements contained in the second, third and fourth paragraphs above. A copy of the letter from McGladrey & Pullen, LLP to the Securities and
Exchange Commission is filed as Annex I hereto.